- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

(MARK ONE)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED APRIL 1, 1995.

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13(D) OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM __________ TO
     __________.

                         COMMISSION FILE NUMBER: 0-18690

                                   RADIUS INC.
             (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                 68-0101300
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                    identification number)

                             215 MOFFETT PARK DRIVE
                               SUNNYVALE, CA 94089
              (Address of principal executive offices and zip code)

                                 (408) 541-6100
              (Registrant's telephone number, including area code)
                  --------------------------------------------

INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                                YES   X       NO
                                    -----        -----



THE NUMBER OF SHARES OUTSTANDING OF THE REGISTRANT'S COMMON STOCK ON JUNE 27, 1995 WAS 16,809,600.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS


      On June 27, 1995, Radius Inc. will issue a press release as follows:


                     RADIUS ANNOUNCES PRIVATE SALE OF STOCK

     SUNNYVALE, Calif. -- June 27, 1995 -- Radius Inc. (NASDAQ-RDUS) today announced that it has sold approximately 2.5 million shares of its Common Stock for $23.6 million in a series of private placements to a small number of investors unaffiliated with the Company. The net proceeds are being used for working capital.

     The shares sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 27, 1995              RADIUS INC.




                              By:  \s\
                                   ---------------------------
                                   Charles W. Berger
                                   Chairman, President, Chief Executive Officer




                              By:  \s\
                                   ---------------------------
                                   Robert W. Saltmarsh
                                   Chief Financial Officer


                                       -3-